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                                                                     Exhibit 4.2


                          THIRD SUPPLEMENTAL INDENTURE

            This Third Supplemental Indenture (this "Supplemental Indenture"), dated as of April 5, 2007, is entered into among Altra Industrial Motion, Inc. (the "Company"), the Guarantors signatory hereto (the "Guarantors"), TB Wood's Incorporated ("TB Wood's"), Plant Engineering Consultants, LLC ("PEC"), TB Wood's Corporation ("TB Wood's Corp.") and TB Wood's Enterprises, Inc. ("TB Wood's Enterprises" and together with TB Wood's, PEC and TB Wood's Corp., the "New Guarantors") and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee"). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Indenture (as defined below).

                             W I T N E S S E T H

            WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 8, 2006 (as amended by the First Supplemental Indenture, dated as of April 24, 2006, the "Indenture"), among the Company, the Guarantors, the Trustee, The Bank of New York, as Principal Paying Agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent, that provides for the issuance by the Company of up to an aggregate principal amount of Pound Sterling 33,000,000 of 11 1/4% Senior Notes due 2013 (the "Notes");

            WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes without the consent of the Holders to allow any Subsidiary or any other Person to guarantee the Notes;

            WHEREAS, the Company, the Guarantors and the New Guarantors desire to execute and deliver this Supplemental Indenture to the Indenture for the purpose of allowing the New Guarantors to guarantee the Notes;

            WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Company, the Guarantors and the New Guarantors and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Company, the Guarantors and the New Guarantors have been duly performed and complied with; and

            WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, the Trustee is authorized to execute this Supplemental Indenture.

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                                    ARTICLE I
                             AMENDMENTS TO INDENTURE

            Section 1.01. AGREEMENT TO GUARANTEE. Each of the New Guarantors hereby fully, jointly and severally, unconditionally and irrevocably guarantees with each of the Guarantors, to each of the Holders and the Trustee and their respective successors and assigns that (i) the principal of, premium, if any, and interest, and Additional Interest, if any, on the Notes

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shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other Obligations of the Company to the Holders and the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms of the Indenture; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and
(ii) above, to the limitations set forth in Section 10.03 (Limitation of Guarantor's Liability) of the Indenture.

            Section 1.02. GUARANTOR BOUND BY TERMS OF INDENTURE. In accordance with Section 4.15 (Additional Subsidiary Guarantees) of the Indenture, each of the New Guarantors hereby acknowledges and agrees that it is subject to the provisions of the Indenture as a Guarantor.

                                   ARTICLE II
                                  EFFECTIVENESS

            Section 2.01. EFFECTIVENESS. This Supplemental Indenture shall become effective and binding on the Company, the Guarantors, the New 12 Guarantors, the Trustee and the Holders upon execution and delivery of this Supplemental Indenture by the parties hereto.

                                   ARTICLE III
                                  MISCELLANEOUS

            Section 3.01. INDENTURE RATIFIED. Except as otherwise provided herein, the Indenture is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

            Section 3.02. CONSTRUCTION OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

            Section 3.03. TRUST INDENTURE ACT CONTROLS. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any other provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

            Section 3.04. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            Section 3.05. TRUSTEE NOT RESPONSIBLE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company, the Guarantors and the New Guarantors.


                                       2
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            Section 3.06. GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            Section 3.07. SUCCESSORS. All covenants and agreements in this Supplemental Indenture by the Company, the Guarantors, the New Guarantors or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

            Section 3.08. SEVERABILITY. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 [remainder of page intentionally left blank]


                                       3
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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                    TB WOOD'S INCORPORATED

                                    By: /s/ William T. Fejes, Jr.
                                        --------------------------------
                                    Name: William T. Fejes, Jr.
                                    Title: President and Chief Executive Officer

                                    PLANT ENGINEERING CONSULTANTS, LLC

                                    By: /s/ William T. Fejes, Jr.
                                        --------------------------------
                                    Name: William T. Fejes, Jr.
                                    Title: President

                                    TB WOOD'S CORPORATION

                                    By: /s/ William T. Fejes, Jr.
                                        --------------------------------
                                    Name: William T. Fejes, Jr
                                    Title: President and Chief Executive Officer

                                    TB WOOD'S ENTERPRISES, INC.

                                    By: /s/ Joseph C. Horvath
                                        --------------------------------
                                    Name: Joseph C. Horvath
                                    Title: President and Treasurer


                 SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE

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                                    ALTRA INDUSTRIAL MOTION, INC.

                                    By: /s/ David Wall
                                        --------------------------------------
                                    Name: David Wall
                                    Title: Chief Financial Officer


                                    THE BANK OF NEW YORK, as Trustee

                                    By: /s/ Robert L. Bice
                                        --------------------------------
                                    Name:   Robert L. Bice
                                    Title:  Vice President


                                    AMERICAN ENTERPRISES MPT CORP.
                                    AMERICAN ENTERPRISES MPT HOLDINGS, LLC
                                    AMERIDRIVES INTERNATIONAL, LLC
                                    BOSTON GEAR LLC
                                    FORMSPRAG LLC
                                    INERTIA DYNAMICS, LLC
                                    THE KILIAN COMPANY
                                    KILIAN MANUFACTURING CORPORATION
                                    NUTTALL GEAR L L C
                                    WARNER ELECTRIC INTERNATIONAL HOLDING, INC.
                                    WARNER ELECTRIC LLC
                                    WARNER ELECTRIC TECHNOLOGY LLC,
                                    as Guarantors

                                    By: /s/ Michael L. Hurt
                                        --------------------------------
                                    Name: Michael L. Hurt
                                    Title: Chief Executive Officer


                 SIGNATURE PAGE TO THIRD SUPPLEMENTAL INDENTURE